RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Leon Kopyt
Pennsauken, NJ 08109	info@rcmt.com	Chairman, President & CEO
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES SECOND QUARTER RESULTS

Pennsauken, NJ – August 7, 2013 -- RCM Technologies, Inc. (NASDAQ: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services, today announced financial results for its second quarter, the thirteen and twenty-six week periods ended June 29, 2013.

The Company announced revenues of $42.4 million for the thirteen week period ended June 29, 2013, increased from $35.8 million for the thirteen week period ended June 30, 2012 (comparable prior year period).  The Company had operating income of $1.7 million for the thirteen week period ended June 29, 2013 as compared to $1.0 million for the comparable prior year period. Net income for the thirteen week period ended June 29, 2013 was $1.5 million, or $0.12 per diluted share, as compared to net income of $0.5 million, or $0.04 per diluted share, for the comparable prior year period.

The Company announced revenues of $83.6 million for the twenty-six week period ended June 29, 2013, increased from $74.0 million for the twenty-six week period ended June 30, 2012 (comparable prior year period).  The Company had operating income of $3.2 million for the twenty-six week period ended June 29, 2013 as compared to $2.8 million for the comparable prior year period. Net income for the twenty-six week period ended June 29, 2013 was $2.4 million, or $0.20 per diluted share, as compared to net income of $1.6 million, or $0.12 per diluted share, for the comparable prior year period.

The thirteen and twenty-six week periods ended June 29, 2013 reflect an increase to net income of $0.5 million resulting from the reduction of an unrecognized tax benefit.

Leon Kopyt, Chairman and CEO of RCM, commented: “We are pleased with the overall results of the Company for the second quarter and particularly pleased with the record performance of our Engineering segment and the continuing strong performance of our Information Technology segment. Our Engineering segment experienced record quarterly revenues and gross profit. Our Information Technology segment experienced its fourth straight consecutive quarter with sequential growth in both revenues and gross profit, both the highest since the first quarter of 2011. While our Specialty Health Care Segment experienced a decline in revenues as compared to last year's second quarter, the revenues and gross profit improved from the first quarter of 2013, indicating an upward progressive momentum in performance. ”

Outlook
“As the board and management team continue to execute on RCM’s strategic plan and achieve progressively positive results, we are cautiously optimistic that our overall results for the two remaining quarters of fiscal 2013 will exceed the comparative two quarters of fiscal 2012.  Based on our current internal metrics we expect that we will enjoy a marked increase in performance in fiscal 2014 as compared to fiscal 2013.”

Initiatives to Enhance Shareholder Value
“Our Board and management team remain committed to taking swift and decisive action to deliver value to our shareholders without compromising our strong balance sheet, financial flexibility and strategic growth trajectory, or our ability to continue investing in our business. While potential future initiatives such as stock repurchases and declarations of dividends are subject to approval of the Board and will depend on the Company's results of operations, financial condition, anticipated capital requirements, business conditions, level of indebtedness, contractual restrictions and other factors deemed relevant by the Board, we remain committed to continuing to explore further actions to enhance shareholder value,” concluded Mr. Kopyt.

About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the delivery of these solutions to commercial and government sectors.  RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM’s offices are located in major metropolitan centers throughout North America.  Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements.  These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should” or similar expressions.  In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances.  Forward-looking statements include, but are not limited to, those relating to demand for the Company’s services, expected demand for our services and expectations regarding our revenues, the Company's ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, the ability of the Company to consummate acquisitions as to which it executes non-binding letters of intent, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements.  Risk, uncertainties and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Tables to Follow

RCM Technologies, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
 (In Thousands, Except Share and Per Share Amounts)

	Thirteen Week Periods Ended
	June 29, 2013	June 30, 2012
Revenues	$42,379	$35,753
Cost of services	31,117	26,097
Gross profit	11,262	9,656
Selling, general and administrative	9,007	8,382
Facilities consolidation charge	260	-
Depreciation and amortization	281	259
Operating income	1,714	1,015
Other expense, net	(13)	(4)
Income before income taxes	1,701	1,011
Income tax expense	231	506
Net income	$1,470	$505

Diluted net earnings per share data	$0.12	$0.04

	Twenty-Six Week Periods Ended
	June 29, 2013	June 30, 2012
Revenues	$83,609	$73,959
Cost of services	61,726	54,018
Gross profit	21,883	19,941
Selling, general and administrative	17,762	16,613
Facilities consolidation charge	343	-
Depreciation and amortization	550	537
Operating income	3,228	2,791
Other income, net	78	29
Income before income taxes	3,306	2,820
Income tax expense	876	1,256
Net income	$2,430	$1,564

Diluted net earnings per share data	$0.20	$0.12
RCM Technologies, Inc.
Summary Consolidated Selected Balance Sheet Data
 (In Thousands)

	June 29, 2013	December 29, 2012
Cash and cash equivalents	$13,195	$14,123
Accounts receivable, net	$49,089	$43,706
Total current assets	$70,292	$70,345
Total assets	$84,471	$84,548
Total current liabilities	$22,459	$25,063
Total liabilities	$23,076	$25,776
Stockholders’ equity	$61,395	$58,772
Stockholder’s equity less goodwill and intangible assets	$51,594	$48,895

RCM Technologies, Inc.
Condensed Consolidated Statements of Cash Flows
 (Unaudited)
(In Thousands)

	Thirteen Week Periods Ended
	June 29, 2013	June 30, 2012
Net income	$1,470	$505
Adjustments to reconcile net income to cash (used in) provided by operating activities	671	703
Changes in operating assets and liabilities
Accounts receivable	291	(643)
Transit accounts receivable	908	(3,406)
Prepaid expenses and other current assets	(137)	(395)
Accounts payable and accrued expenses	1,129	(625)
Transit accounts payable	(3,824)	6,992
Accrued payroll and related costs	(746)	(1,614)
Income taxes payable	(37)	(108)
Total adjustments	(1,745)	904
Cash (used in) provided by operating activities	($275)	$1,409

Net cash used in investing activities	(498)	(38)
Net cash provided by (used in) financing activities	55	(3,745)
Effect of exchange rate changes	17	48
Decrease in cash and cash equivalents	($701)	($2,326)

	Twenty-Six Week Periods Ended
	June 29, 2013	June 30, 2012
Net income	$2,430	$1,564
Adjustments to reconcile net income to cash (used in) provided by operating activities	953	1,093
Changes in operating assets and liabilities
Accounts receivable	(5,602)	(1,324)
Transit accounts receivable	4,141	(1,537)
Prepaid expenses and other current assets	318	(592)
Accounts payable and accrued expenses	2,388	(900)
Transit accounts payable	(5,325)	6,050
Accrued payroll and related costs	165	(185)
Income taxes payable	330	493
Total adjustments	(2,632)	3,098
Cash (used in) provided by operating activities	(202)	$4,662

Net cash used in investing activities	(811)	(185)
Net cash provided by (used in) financing activities	122	(3,770)
Effect of exchange rate changes	(37)	28
(Decrease) increase in cash and cash equivalents	($928)	$735